Exhibit 99.1

Globus Medical Reports Preliminary Year End Sales Results

AUDUBON, PA, January 15, 2013: Globus Medical, Inc. (NYSE:GMED), a leading spinal implant manufacturer, today announced preliminary unaudited sales results for the year ending December 31, 2012, in advance of its national sales meeting being held later this week. The company anticipates fourth quarter sales of $100.5 million, a 14.3% increase over fourth quarter 2011, and full year 2012 sales of $386.0 million, a 16.4% increase over 2011.

David Paul, Chairman and CEO, commented, “We are pleased with our strong growth this quarter. Our business remains robust, and our fourth quarter performance is a testament to the consistent execution of our strategy. We believe we will continue to grow our business at rates significantly above the industry by innovating in rapid response to the needs of our customers and patients, growing our US sales force, and expanding our footprint internationally.”

These preliminary results are unaudited and are based on management's initial analysis of operations for the periods ended December 31, 2012, and are therefore subject to change. The company expects to announce its fourth quarter and full year 2012 financial and operating results in or before early March.

Impact on Lock-up Agreements
The company also announced today that Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., on behalf of themselves and the other underwriters for the company's previously completed initial public offering of shares of Class A common stock, are waiving a provision in the lock-up agreements signed by certain of the company's stockholders (including various officers and directors) that under certain conditions could extend the initial lock-up period pursuant to those agreements. As a result of the waiver, all lock-up restrictions applicable to shares of the company's stock will expire on January 29, 2013, as originally scheduled.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading spinal implant manufacturer based in Audubon, Pennsylvania. The company was founded in 2003 by an experienced team of spine professionals with a shared vision to create products that enable spine surgeons to promote healing in patients with spinal disorders. Additional information can be accessed at http://www.globusmedical.com/

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with changing laws and regulations that are applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our prospectus filed with the Securities and Exchange Commission on August 3, 2012, as amended, including the sections labeled “Risk Factors,” “Cautionary Note Concerning Forward-Looking Statements,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and in our periodic reports on file with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:
Ed Joyce
Director, Investor Relations
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com